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                                                                    EXHIBIT 5.01

                        OPINION OF FENWICK AND WEST LLP




                               February 25, 1998

HNC Software Inc.
5930 Cornerstone Court West
San Diego, California 92121-3728

Gentlemen/Ladies:

          At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission (the "Commission") on or about February 25, 1998 in connection with the registration under the Securities Act of 1933, as amended, of 1,000,000 shares of the Common Stock, $0.001 par value (the "Common Stock") of HNC Software Inc, a Delaware corporation (the "Company"), subject to issuance by the Company under its 1998 Stock Option Plan (the "HNC 1998 Plan").

         In rendering this opinion, we have examined the following:

         (1) your registration statement on Form S-1 (File Number 33-91932) filed with and declared effective by the Commission on June 20, 1995, together with the Exhibits filed as a part thereof;

         (2) your registration statement on Form 8-A filed with the Commission on May 26, 1995, together with the order of effectiveness issued by the Commission therefor on June 20, 1995;

         (3) the Registration Statement, together with the Exhibits filed as a part thereof;

         (4) the HNC 1998 Plan and related stock option grant and exercise agreement forms;

         (5) the Prospectus prepared in connection with the Registration Statement;

         (6) the Restated Certificate of Incorporation of the Company filed with the Delaware Secretary of State on June 13, 1996 and the Bylaws of the Company, both as filed by the Company with its Report on Form 10-Q for the quarter ended June 30, 1996;

         (7) the minutes of meetings and actions by written consent of the stockholders and Board of Directors of the Company that are contained in your minute books that are in our possession;

         (8) the stock records for the Company that you have provided to us (consisting of a list of stockholders issued by your transfer agent, Boston EquiServe LLP and a list of all holders of outstanding options and warrants to purchase the Company's capital stock that was prepared by you and dated February 20,
                  1998); and

         (9) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations.

         In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed terminations,



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modifications, waivers or amendments to any documents reviewed by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

         As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from records included in the documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would lead us to believe that the opinion expressed herein is not accurate.

         Our opinion below is given on the assumption that the 1,000,000 shares of Common Stock of the Company referred to in such paragraph may not be issued and sold by the Company in accordance with the HNC 1998 Plan unless and until such shares, at the time in question, are (i) explicitly reserved and available for issuance under the HNC 1998 Plan or (ii) become issuable under the HNC 1998 Plan in the future by virtue of the terms of Section 2.1 of the HNC 1998 Plan, which provide that certain shares issuable upon exercise of stock options granted under the HNC 1998 Plan that expire or become unexercisable without having been exercised become available again for grant and issuance under the HNC 1998 Plan.

         Based upon the foregoing, it is our opinion that:

         The 1,000,000 shares of Common Stock that may be issued and sold by you upon the exercise of stock options to be awarded under the HNC 1998 Plan, when issued and sold in accordance with the HNC 1998 Plan and the stock option agreements to be entered into thereunder, and in the manner referred to in the Prospectus associated with the HNC 1998 Plan and the Registration Statement, will be validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

         This opinion speaks only as of its date and is intended solely for your use as an exhibit to the Registration Statement for the purpose of the above issuance of securities referred to in the above opinion and is not to be relied upon for any other purpose.

                                Very truly yours,

                                FENWICK & WEST LLP